SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2004

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 9. REGULATION FD DISCLOSURE.
SIGNATURE

Item 9. REGULATION FD DISCLOSURE.

     The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Invitrogen Corporation (the “Company”) whether before or after the date hereof, regardless of any general incorporation language in such filing.

     On January 5, 2004, the Company and BioReliance Corporation management made a presentation to employees of BioReliance Corporation regarding Invitrogen’s proposed acquisition of all of the outstanding securities of BioReliance Corporation by way of a tender offer that is expected to commence on January 8, 2004.

     The following information set forth in the presentation was not previously disclosed to the public:

•	the Company’s estimate of its 2003 revenues of $770 million (this was based on the estimate that was previously disclosed to the public);

•	the Company’s internal revenue targets of $1 billion for 2004 and $2 billion for 2006; and

•	detail regarding the Company’s integration plans for BioReliance Corporation.

The complete presentation is filed as Exhibit (a)(5)(3) to the Company’s report on Schedule TO filed on January 6, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Date: January 5, 2004	By:	/s/ C. Eric Winzer

C. Eric Winzer Chief Financial Officer